As filed with the Securities and Exchange Commission on September 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1843131
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

730 Second Avenue South, Suite 900
Minneapolis, MN
(612) 376-4400	55402
(Address and telephone number of principal executive	(Zip Code)
offices)

ESCHELON TELECOM, INC.

2002 STOCK INCENTIVE PLAN

(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to)
Richard A. Smith	Nancy A. Spangler, Esq.
President and Chief Executive Officer	John E. Depke, Esq.
Eschelon Telecom, Inc.	DLA Piper Rudnick Gray Cary US LLP
730 Second Avenue South, Suite 900	1775 Wiehle Avenue
Minneapolis, MN 55402	Reston, VA 20190
(612) 376-4400	(703) 773-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value, issuable under the 2002 Stock Incentive Plan	1,632,414	(1)	$13.05	$21,303,002.70	$2,507.36

(1)                                  An aggregate of 1,632,414 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), may be offered or issued pursuant to the Eshcelon Telecom, Inc. 2002 Stock Incentive Plan.

(2)                                  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on September 13, 2005 (i.e., $13.05).  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

•                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005.

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 16, 2005.

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August, 2005.

•                  The Registrant’s Current Reports on Form 8-K as follows:

Dated	Filed on
December 30, 2004	January 5, 2005
January 27, 2005	January 27, 2005
February 23, 2005	February 28, 2005
March 7, 2005	March 7, 2005
December 30, 2004	March 15, 2005
March 31, 2005	April 6, 2005
April 12, 2005	April 18, 2005
April 29, 2005	May 3, 2005
May 10, 2005	May 11, 2005
May 23, 2005	May 27, 2005
June 21, 2005	June 23, 2005
July 14, 2005	July 19, 2005
July 20, 2005	July 20, 2005
August 2, 2005	August 4, 2005
August 4, 2005	August 4, 2005
August 8, 2005	August 12, 2005
August 9, 2005	August 15, 2005

•                  The description of the Registrant’s Common Stock which is contained in the Registrants’s registration statement on Form S-1 (File No. 333-124703), as amended.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration

Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

None.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware general corporation law (“Section 145”) permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant’s by-laws include provisions to require it to indemnify directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1

Seventh Amended and Restated Certificate of Incorporation of Eschelon Telecom, Inc. (incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1/A dated July 8, 2005 (No. 333-124703))

4.2	Amended and Restated By-Laws of Eschelon Telecom, Inc. (incorporated by reference from Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A dated July 8, 2005 (No. 333-124703))

4.3	Eschelon Telecom, Inc. 2002 Stock Incentive Plan (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration of Securities on Form 10 dated April 26, 2004 (No. 000-50706))

5.1	Opinion of DLA Piper Rudnick Gray Cary LLP counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Counsel (contained in Exhibit 5.1)

24	Power of Attorney (included on Signature Page)

Item 9.           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnapolis, State of Minnesota, on the 14th day of September, 2005.

ESCHELON TELECOM, INC.

By:	/s/ Richard A. Smith
Richard A. Smith
President and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints Richard A. Smith or Geoffrey M. Boyd, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ RICHARD A. SMITH	President, Chief Executive Officer and	September 14, 2005
Richard A. Smith	Director (Principal Executive Officer)

/s/ GEOFFREY M. BOYD	Chief Financial Officer (Principal	September 14, 2005
Geoffrey M. Boyd	Financial and Accounting Officer)

/s/ CLIFFORD D. WILLIAMS	Director	September 14, 2005
Clifford D. Williams

/s/ IAN K. LORING	Director	September 14, 2005
Ian K. Loring

/s/ MARVIN C. MOSES	Director	September 14, 2005
Marvin C. Moses

/s/ MARK E. NUNNELLY	Director	September 14, 2005
Mark E. Nunnelly

/s/ JAMES P. TENBROEK	Director	September 14, 2005
James P. TenBroek

/s/ LOUIS L. MASSARO	Director	September 14, 2005
Louis L. Massaro

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Seventh Amended and Restated Certificate of Incorporation of Eschelon Telecom, Inc. (incorporated by reference from Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1/A dated July 8, 2005 (No. 333-124703))

4.2	Amended and Restated By-Laws of Eschelon Telecom, Inc. (incorporated by reference from Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A dated July 8, 2005 (No. 333-124703))

4.3	Eschelon Telecom, Inc. 2002 Stock Incentive Plan (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration of Securities on Form 10 dated April 26, 2004 (No. 000-50706))

5.1	Opinion of DLA Piper Rudnick Gray Cary LLP counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.0	Power of Attorney (included on Signature Page)